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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


        PEERLESS MFG. CO. REPORTS FIRST QUARTER FISCAL YEAR 2004 RESULTS


Dallas, Texas - November 10, 2003 -- Peerless Mfg. Co. (the "Company"), (Nasdaq:
PMFG), today reported its operating results for the first quarter ended September 30, 2003.

The Company reported first quarter revenues from continuing operations of approximately $16.8 million, an increase of approximately $3.5 million, or 26.3%, compared to revenues from continuing operations of approximately $13.3 million for the first quarter of fiscal 2003. The higher revenues were primarily due to an increase in revenues from the Environmental Systems business unit. The Company recorded net earnings from continuing operations of approximately $740,000, or $.24 per diluted share for the quarter, compared to a net loss from continuing operations of approximately $1.1 million, or $.35 per diluted share for the comparable period last year. Earnings from discontinued operations during the period were $65,000, or $.02 per diluted share, compared to a loss of $288,000, or $.10 per diluted share for the same period last year. Net earnings for the period were approximately $805,000, or $.26 per diluted share, compared to a net loss of approximately $1.3 million, or $.45 per diluted share for the same period last year.

Mr. Sherrill Stone, Chairman and Chief Executive Officer of the Company, stated, "We are extremely pleased with the results of our first quarter. The excellent results during this quarter follow the strong results achieved by the Company during the fourth quarter of fiscal year 2003. We believe that we are beginning to see the positive operational impact of our restructuring initiatives undertaken during the last fiscal year. We continue to be encouraged by the relative stability of our backlog, which was $38 million at September 30, 2003. We are also encouraged by a recent increase in the number of inquiries for our nuclear, marine and environmental products. We do however continue to operate in a challenging market environment, and as such may experience softness in our revenues from quarter-to-quarter. During the quarter, we also sold our boiler operations. While the net gain on the sale added only $.03 to our diluted share earnings, we believe the real long-term benefit will arise from our focus on our core operational units: Environmental Systems and Separation & Filtration Systems."

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ABOUT PEERLESS MFG. CO.

Peerless Mfg. Co. is engaged in the business of designing, engineering, manufacturing and selling highly specialized products used for the abatement of air pollution and products for the separation and filtration of contaminants from gases and liquids. The Company, headquartered in Dallas, Texas, markets its products worldwide.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words "anticipate," "preliminary," "expect," "believe," "intend" and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company include, but are not limited to: the growth rate of the Company's revenue and market share, the consummation of new, and the non-termination of, existing contracts; the Company's ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company's ability to adapt and expand its services in such an environment; the quality of the Company's plans and strategies; and the Company's ability to execute such plans and strategies. Other important information regarding factors that may affect the Company's future performance is included in the public reports that the Company files with the Securities and Exchange Commission. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Sherrill Stone, Chairman and Chief Executive Officer
Mr. Richard L. Travis, Vice President and Chief Financial Officer
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Phone: (214) 353-5590
Fax: (214) 351-4172
www.peerlessmfg.com


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                                PEERLESS MFG. CO.
                         CONDENSED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                           THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          2003           2002
                                                        --------       --------
OPERATING RESULTS

Continuing Operations
    Revenues                                            $ 16,807       $ 13,276
    Cost of goods sold                                    12,001         10,003
                                                        --------       --------
    Gross profit                                           4,806          3,273
    Operating expenses                                     3,655          4,926
                                                        --------       --------
    Operating income (loss)                                1,151         (1,653)
    Other expense                                             30             22
    Income tax expense (benefit)                             381           (620)
                                                        --------       --------
    Net earnings (loss) from continuing operations           740         (1,055)
Earnings (loss) from discontinued operations,
  (including gain on disposal of $140 and $0
  in 2003 and 2002, respectively), net of taxes               65           (288)
                                                        --------       --------
Net earnings (loss)                                     $    805       $ (1,343)
                                                        ========       ========

EARNINGS (LOSS) PER SHARE
    Basic - continuing operations                       $   0.25       $  (0.35)
    Basic - discontinued operations                         0.02          (0.10)
                                                        --------       --------
                                                        $   0.27       $  (0.45)
                                                        ========       ========

    Diluted - continuing operations                     $   0.24       $  (0.35)
    Diluted - discontinued operations                       0.02          (0.10)
                                                        --------       --------
                                                        $   0.26       $  (0.45)
                                                        ========       ========

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                  2,999          2,992
    Diluted                                                3,037          2,992

                                                       SEPTEMBER 30,   JUNE 30,
                                                          2003           2003
                                                        --------       --------
CONDENSED BALANCE SHEET INFORMATION

Current assets
    Continuing Operations                               $ 39,112       $ 35,252
    Discontinued Operations                                2,264          2,760
                                                        --------       --------
       Total                                            $ 41,376       $ 38,012
                                                        ========       ========
Total Assets
    Continuing Operations                               $ 43,449       $ 39,762
    Discontinued Operations                                2,292          2,790
                                                        --------       --------
       Total                                            $ 45,741       $ 42,552
                                                        ========       ========
Current Liabilities
    Continuing Operations                               $ 22,008       $ 19,377
    Discontinued Operations                                  583            864
                                                        --------       --------
       Total                                            $ 22,591       $ 20,241
                                                        ========       ========

Shareholders' equity                                    $ 23,150       $ 22,311
                                                        ========       ========